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                                                                      Exhibit 12


                               Dean Foods Company
               Computation of Ratio of Earnings to Fixed Charges




                                                   26 Weeks Ended
                                                  November 26, 1995
                                                  -----------------

                   Income before taxes                 $50,063
                                                        ------
                   Fixed charges:

                       Interest expense                 12,869
                       Debt issue costs                     90
                       Portion of rentals (33%)          4,136
                                                        ------
                       Total fixed charges              17,095
                                                        ------
                   Earnings before taxes and
                       fixed charges                   $67,158
                                                        ======
                   Ratio of earnings to
                       fixed charges                       3.9
                                                        ======